                                                                    EXHIBIT 10.2

                                 LOAN AGREEMENT

          LOAN AGREEMENT, dated as of November 1, 1997, among the CIT RV Trust 1997-A (the "Trust"), Harris Trust and Savings Bank, as collateral agent for the Securityholders and the Trust (together with its successors and assigns as trustee, the "Indenture Trustee"), The CIT Group/Sales Financing, Inc., as servicer (the "Servicer"), and The CIT Group/Sales Financing, Inc., as lender (the "Lender").

          The CIT Group Securitization Corporation II, as seller (the "Seller"),
                                                                       ------
the Servicer and the Trust have entered into the Sale and Servicing Agreement dated as of November 1, 1997 (as the same may from time to time be amended, modified or otherwise supplemented, the "Sale and Servicing Agreement").
                                         ----------------------------
Pursuant to the Sale and Servicing Agreement, the Trust is to issue $14,122,864 aggregate principal amount of 6.800% Asset Backed Certificates (the "Certificates"), representing interests in the Trust. The Trust will also issue
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$40,300,000 Class A-1 5.800% Asset-Backed Notes, $32,000,000 Class A-2 5.985%
Asset-Backed Notes, $89,000,000 Class A-3 6.018% Asset-Backed Notes, $128,000,000 Class A-4 6.200% Asset-Backed Notes, $74,000,000 Class A-5 6.250%
Asset-Backed Notes, $106,000,000 Class A-6 6.350% Asset-Backed Notes, $49,700,000 Class A-7 6.400% Asset-Backed Notes and $31,000,000 Class B 6.450%
Asset-Backed Notes (the "Notes" and, together with the Certificates, the
                         -----
"Securities") pursuant to the Indenture dated November 1, 1997 between the Trust
-----------
and Harris Trust and Savings Bank, as trustee. The corpus of the Trust will consist of a pool of recreation vehicle retail installment sale contracts and direct loans and certain related rights and other property (the "Contracts") to
                                                                 ---------
be acquired by the Trust from the Seller and serviced on behalf of the Trust by the Servicer. The payment of principal of and interest on the Notes and Certificates is to be funded by, among other things, payments of principal and interest received by the Trust on the Contracts.

          It is a condition to the issuance of the Securities that the Lender make a loan (the "Loan") to the Trust in the amount of $11,282,457, the proceeds
                  ----
of which are to be deposited in the reserve account established and maintained pursuant to Section 5.01(a)(iv) of the Sale and Servicing Agreement (the "Reserve Account") to provide additional funds to make payments on the
----------------
Securities.

          In consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

          Section 1.  Defined Terms.  Capitalized terms used but not defined in
                      -------------
this Agreement shall have the meanings given to such terms in the Sale and Servicing Agreement.

          Section 2.  Loan.  The Lender shall make the Loan to the Trust on the
                      ----
Closing Date. The Trust shall deposit the proceeds of the Loan in the Reserve Account. The Lender shall have no obligation to deposit any funds in the Reserve Account other than as provided in this Section 2. No one other than the Trust, as the sole owner, beneficially and otherwise, of the Reserve Account, shall have any interest in the Reserve Account or the other Reserve Account Property.

          Section 3.  Repayment of the Loan.
                      ---------------------

          (a) The outstanding principal amount of the Loan shall be due and payable to the Lender by the Trust on the date (the "Maturity Date") which is the earlier of (i) the close of business on the Certificate Final Distribution Date or (ii) the date on which the Trust has terminated pursuant to Section 7.1 of the Trust Agreement. On each Distribution Date prior to the Maturity Date, the Trust, acting in accordance with instructions from the Servicer, shall make a prepayment of the principal amount of the Loan from funds available therefor in the Reserve Account, such prepayment to be in an amount equal to the lesser of the outstanding principal amount of the Loan and the Reserve Account Surplus with respect to such Distribution Date remaining after paying any accrued and unpaid interest on the Loan in accordance with Section 3(e).

          (b) On each Distribution Date, the Trust, acting in accordance with the instructions from the Servicer, shall, to the extent of funds available, make or cause to be made, the following payments to the Lender hereunder from the Reserve Account:

          (i) Investment Earnings on deposit in the Reserve Account in an amount equal to the lesser of (A) such Investment Earnings accrued since the second preceding Deposit Date on funds on deposit in the Reserve Account and (B) the sum of (1) any accrued and unpaid interest on the Loan required to be paid on such Distribution Date pursuant to Section 3(f) and (2) the amount required to be applied as a payment of principal of the Loan on such Distribution Date pursuant to Section 3(a).

          (ii) the Reserve Account Surplus, if any, in an amount equal to the sum of (1) any accrued and unpaid interest on the Loan required to be paid on such Distribution Date pursuant to Section 3(f) and (2) the amount required to be applied as a payment of principal of the Loan on such Distribution Date in accordance with Section 3(a).

          (c) On the Maturity Date, the Indenture Trustee, after the payment of all amounts payable from the Reserve Account to the Securityholders, as provided in Section 5.06 of the Sale and Servicing Agreement, and to the Lender, as provided in clauses (a) and (b) above, shall withdraw from the Reserve Account all amounts on deposit in the Reserve Account and (A) shall pay or cause to be paid to the Lender the outstanding principal amount of the Loan and any accrued and unpaid interest on the Loan on such date and (B) shall pay or cause to be paid any excess of such amounts over the amount in clause (A) to the holder of the AO Interest as provided in Section 5.06 of the Sale and Servicing Agreement.

          (d) On each Distribution Date, amounts paid to the Lender shall be applied by the Lender first to the payment of any accrued and unpaid interest on
                      -----
the Loan and second to the payment of unpaid principal of the Loan.
             ------

          (e) The Loan shall bear interest during each Interest Period (as defined below) at a rate per annum determined such that the interest payable on the Loan is equal to the sum of the following:

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

               (i) 0.70% per annum of the average unpaid principal amount of the Loan during such Interest Period, plus
                                       ----

               (ii) the Investment Earnings multiplied by a fraction (not greater than 1.0) the numerator of which is the average unpaid principal amount of the Loan during such Interest Period and the denominator of which is the average amount on deposit (including the principal amount of all Eligible Investments held, but excluding Investment Earnings) in the Reserve Account during such Interest Period, plus
                                                  ----

               (iii) LIBOR plus 1.00% (the "Lender Rate") applied to the portion, if any, of the average unpaid principal amount of the Loan during such Interest Period in excess of the average amount on deposit in the Reserve Account (including the principal amount of all Eligible Investments held, but excluding Investment Earnings) during such Interest Period.

"Interest Period" means (A) with respect to the initial Distribution Date, the
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period commencing on the Closing Date and ending on the day immediately preceding the initial Distribution Date and (B) with respect to each subsequent Distribution Date, the period commencing on the preceding Distribution Date and ending on the day preceding such Distribution Date. "LIBOR" means, with respect
                                                      -----
to each Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Lender for each Interest Period as follows: On each LIBOR Determination Date, the Lender will determine LIBOR on the basis of the rate for one-month United States dollar deposits that appears on the display page of the Dow Jones Telerate Service currently designated as Telerate page 3750 (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), as of 11:00 a.m., London time, on such date. If such rate does not appear on such page, the rate for that date will be determined on the basis of the rates at which one-month loans in United States dollars are offered by four major banks in the London interbank market, selected by the Lender, at approximately 11:00 a.m., London time, on that day to banks in the London interbank market. The Lender will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Lender, at approximately 11:00 a.m., New York City, on that day for one-month loans in United States dollars to leading European banks. If no major banks are quoting rates for such loans at such time, "LIBOR" will be deemed to LIBOR as in effect as of the preceding LIBOR Determination Date. For purposes of this Agreement, "LIBOR Determination Date" shall mean the second London Business Day prior to the commencement of each Interest Period and "London Business Day" shall mean any Business Day in which dealings in deposits in United States Dollars are transacted in the London interbank market.

          (f) Interest shall be payable monthly in arrears on each Distribution Date to the Lender by the Trust, from the amounts payable pursuant to Section 3(b) hereof. Interest on the Loan shall be calculated on the basis of the actual number of days elapsed divided by 365, provided that interest in respect of the Lender Rate shall be calculated on the basis of the actual

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

number of days elapsed divided by 360. Each determination thereof by the Lender pursuant to the provisions of this Agreement shall be conclusive and binding on the Trust, the Servicer and the Indenture Trustee, in the absence of manifest error.

          (g) If any portion of interest due and payable on a Distribution Date is not paid on such Distribution Date (other than by reason of the Lender having failed to provide information which is required by the Servicer, the Trust or the Indenture Trustee to calculate the amount of such interest), the unpaid portion of such interest shall be due and payable to the Lender by the Trust on the next succeeding Distribution Date. Any interest which is not paid when due shall accrue interest from the Distribution Date on which such interest was due and payable to the date such interest is actually paid at a rate per annum equal to the Lender Rate (in effect from time to time). The Lender shall, as soon as practicable, notify the Servicer and the Indenture Trustee of each determination of the Lender Rate.

          Section 4.  Limited Obligation; Waiver of Setoff.
                      ------------------------------------

          Notwithstanding any provision in this Agreement to the contrary, only the Trust is obligated to repay the Loan, together with interest thereon as provided in Section 3, and such obligation, with respect to the Trust, shall be with recourse solely to the funds from the Reserve Account Surplus and Investment Earnings on the Reserve Account to the extent required to be distributed in accordance with Section 3(b) hereof and amounts required to be distributed in accordance with Section 3(c) hereof, in each case to the extent payable to the Lender under the Sale and Servicing Agreement. No other person or entity, including the Seller, the Servicer (or person or organization acting on the behalf of either of them, or any affiliate of either of them), the Owner Trustee, the Indenture Trustee, the holder of the AO Interest, the Trust, any Certificateholder or any Noteholder or any officer or director of any of them, shall have any obligation to pay principal of or interest on the Loan, except for the direct recourse indemnification obligation of each successor Servicer pursuant to Section 6 hereof. The Lender agrees that it shall not have, and hereby waives to the fullest extent permitted by law, any right of setoff or lender's lien against any obligations or property of the Seller, the Servicer, the Trust, the Owner Trustee, the Indenture Trustee or any Noteholder or Certificateholder.

          Section 5.  Investments; Information; Amendments to the Sale and
                      ----------------------------------------------------
Servicing Agreement.
-------------------

          (a) The Indenture Trustee shall from time to time during the term of this Agreement invest all amounts on deposit in the Reserve Account in such Eligible Investments as the Lender shall direct, which investments shall at all times be made in compliance with the terms of the Sale and Servicing Agreement. In the event that the amount on deposit in the Reserve Account (including the principal amount of all Eligible Investments held, but excluding Investment Earnings) exceeds the outstanding principal balance of the Loan, then the holder of the AO Interest shall have the right to direct the Indenture Trustee to invest, in Eligible Investments, the amount by which the amount on deposit in the Reserve Account (including the principal amount of all Eligible Investments held, but excluding Investment Earnings) exceeds the outstanding principal balance of the Loan.

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

          (b) The Servicer shall, to the extent the Servicer is in possession of such information, provide the Lender with such information and data with respect to the Reserve Account as the Lender may reasonably request.

          Section 6.  Servicer Agreement; Servicing Transfer.
                      --------------------------------------

          (a) In the event that a successor Servicer is appointed pursuant to the Sale and Servicing Agreement, from and after the effective date of such appointment, the successor Servicer appointed pursuant to the Sale and Servicing Agreement, and not the former Servicer, shall agree in writing to (i) be responsible for the performance of all servicing functions to be performed from and after such date, (ii) be bound by the terms, covenants and conditions contained herein applicable to the Servicer and subject to the duties and obligations of the Servicer hereunder and (iii) indemnify and hold harmless the Lender from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Lender may incur (or which may be claimed against the Lender) by reason of the gross negligence or willful misconduct of the successor Servicer in exercising its powers and carrying out its obligations under the Sale and Servicing Agreement. Such transfer of servicing shall not affect any rights or obligations of the former Servicer acting as Servicer which arose prior to the effective date of the transfer of servicing or the rights or obligations of the former Servicer under this Agreement whether arising before or after such date, except that such former Servicer shall have no obligation to indemnify the Lender as a result of any act or failure to act of any successor Servicer in the performance of the servicing functions.

          (b) The Servicer shall forward to the Lender each document referred to in Sections 4.13(a) and 4.13(b) of the Sale and Servicing Agreement and shall not agree to amend the Sale and Servicing Agreement except in accordance with the terms thereof (as amended from time to time).

          (c) The Servicer agrees to indemnify and hold harmless the Lender from and against any and all claims, damages, losses, liabilities, cost or expenses which the Lender may incur (i) by reason of the gross negligence or willful misconduct of the Servicer in exercising its powers and carrying out its obligations under this Agreement and (ii) under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or any other federal or state law or regulation arising out of or based upon any untrue statement of a material fact in the Prospectus Supplement dated November 20, 1997 to the Prospectus dated October 29, 1997 relating to the issuance and sale of the Securities (the "Prospectus") or other material provided to investors and prospective investors by or on behalf of the Seller or the Servicer in connection with the offer and sale of the Securities or any amendments thereof or any supplement thereto or arising out of or based upon the omission to state a material fact to make the statements in the Prospectus or such other material or any amendment thereof or supplement thereto, in light of the circumstances in which they were made, not misleading.

          SECTION 7.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                      -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 8.  Termination.  This Agreement shall terminate on the later
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to occur of:  (a) the date on which the Trust terminates in accordance with
Section 7.1 of the Trust Agreement, or (b) the payment in full of all amounts owed to the Lender hereunder.

          Section 9.  Notices.  Unless specifically indicated otherwise herein,
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all notices and other communications provided for hereunder shall be in writing and, if to the Lender, addressed to:

          The CIT Group/Sales Financing, Inc.
          650 CIT Drive
          Livingston, New Jersey  07039
          Attention:  President
          Telephone:  201-740-5000
          Telecopy:   201-740-5410

or, if to the Servicer, addressed to:

          The CIT Group/Sales Financing, Inc.
          650 CIT Drive
          Livingston, New Jersey  07039
          Attention:  President
          Telephone:  201-740-5000
          Telecopy:   201-740-5410

or, if to the Trust or the Indenture Trustee, addressed to:

          Harris Trust and Savings Bank
          311 West Monroe Street
          12th Floor
          Chicago, IL  60606
          Telephone: 312-461-6030
          Telecopy : 312-461-3525

or as to any party at such other address as shall be designated by such party in a written notice hereunder to the other parties.

          Any notice or other communication shall be sufficiently given and shall be deemed given when delivered to the addressee in writing, when mailed by registered or certified mail, return receipt requested, or when transmitted by telecopier, receipt of which by the addressee is confirmed by telephone.

          Section 10.  Bankruptcy.  To the extent that the Indenture Trustee
                       ----------
makes a payment to the Lender, or the Lender receives any payment or proceeds with respect to the Loan, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any state or federal insolvency or bankruptcy law then, to the extent such payment is set aside, the amount or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment had not been received by the Lender.

          Section 11.  Limitation of Remedies.  The Lender shall not have the
                       ----------------------
right to accelerate or otherwise cause the Loan or any portion thereof to become due and payable prior to the Maturity Date for the Loan except as set forth in
Section 3(a).

          Section 12.  No Petition.  The Lender, by entering into this
                       -----------
Agreement, hereby covenants and agrees that it will not at any time institute, join in or otherwise cause the institution of, against the Trust or the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state or similar law prior to a year and a day after the Securities shall have been paid in full.

          Section 13.  Participation; Miscellaneous.  The Lender may, upon prior
                       ----------------------------
written notice to the other parties hereto, sell participations to one or more banks or other entities (each "Participant") in all or a portion of its rights under this Agreement (including all or a portion of the Loan); provided, however, that (i) the Lender's rights and obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Indenture Trustee, the Trust, the Seller and the Servicer shall continue to deal solely and directly with the Lender in the exercise of its rights and obligations under this Agreement, (iv) the Lender shall retain the sole right to enforce the obligations of the Trust, the Indenture Trustee, or the Servicer under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and (v) such Participant expressly agrees to be bound by the provisions contained in Sections 4 and 12 hereof. Unless the Servicer consents in writing to such participation within 15 days of receipt of notice of such participation, neither the Trust nor the Servicer shall be obligated to the Lender for amounts payable under this Agreement in excess of such amounts which would have been due and owing had such participation not been granted.

          Section 14.  Counterparts.  This Agreement may be executed by one or
                       ------------
more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          Section 15.  Severability.  Any provision of this Agreement which is
                       ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 16.  Successors and Assigns.  This Agreement shall be binding
                       ----------------------
upon and inure to the benefit of the Servicer, the Trust, the Indenture Trustee, the Lender, and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         CIT RV TRUST 1997-A

                         By:  FIRST OMNI BANK, N.A.
                              not in its individual capacity but
                              solely as Owner Trustee on behalf of
                              the Trust

                         By: /s/ David L. Williams
                            ___________________________
                             Name: David L. Williams
                             Title: Vice President

                         HARRIS TRUST AND SAVINGS BANK,
                         not in its individual capacity but
                         solely as Indenture Trustee on behalf
                         of the Trust

                         By: /s/ E. Kay Liederman
                            _______________________________
                             Name:  E. Kay Liederman
                             Title:  Vice President

                         THE CIT GROUP/SALES FINANCING, INC.,
                          as Servicer

                         By: /s/ Frank Garcia
                            _______________________________
                             Name: Frank Garcia
                             Title: Vice President

                         THE CIT GROUP/SALES FINANCING, INC.,
                          as Lender

                         By: /s/ Frank Garcia
                            _______________________________
                             Name: Frank Garcia
                             Title: Vice President

Acknowledged as of date first above written:

THE CIT GROUP SECURITIZATION CORPORATION II, as Seller

By:
    ------------------------------
     Name:
     Title: